Exhibit 99.1

Wayfair Announces Third Quarter 2023 Results,
Reports Positive Year-Over-Year Revenue Growth with Strong Order Momentum and Profitability

Q3 Net Revenue of $2.9 billion with 22.3 million Active Customers

BOSTON, MA — November 1, 2023 — Wayfair Inc. (“Wayfair,” “we,” or “our”) (NYSE: W), one of the world’s largest destinations for the home, today reported financial results for its third quarter ended September 30, 2023.
Third Quarter 2023 Financial Highlights
•Total net revenue of $2.9 billion increased $104 million, up 3.7% year over year
•U.S. net revenue of $2.6 billion increased $132 million, up 5.4% year over year
•International net revenue of $372 million decreased $28 million, down 7.0% year over year. International Net Revenue Constant Currency Growth was (7.8)%
•Gross profit was $917 million, or 31.1% of total net revenue
•Net loss was $163 million and Non-GAAP Adjusted EBITDA was $100 million
•Diluted loss per share was $1.40 and Non-GAAP Adjusted Diluted Loss Per Share was $0.13
•Net cash provided by operating activities was $121 million and Non-GAAP Free Cash Flow was $42 million
•Cash, cash equivalents and short-term investments totaled $1.3 billion and total liquidity was $1.8 billion, including availability under our revolving credit facility
“Wayfair is now in a place where we can drive profitability while simultaneously investing for growth,” said Niraj Shah CEO, co-founder and co-chairman, Wayfair. “Q3 is one more proof point of exactly that – today we’re reporting positive Adjusted EBITDA of $100 million, a second consecutive quarter of positive Free Cash Flow and nearly four percent year-over-year revenue growth driven by strength in orders. We also saw steady improvement in our active customer metric, which is well on its way to positive year-over-year growth.”
“We executed further in the third quarter to produce consistent profitability – with Adjusted EBITDA now positive on a trailing 12 month basis – while also driving demonstrable market share growth, as evidenced by our gains on customers and orders. Even with a turbulent macro, we remain committed to our profitability goals in good times and bad. We will continue to drive peerless focus and execution into 2024 and beyond, as we push every day to be the number one shopping destination for the home.”
Other Third Quarter Highlights
•Active customers totaled 22.3 million as of September 30, 2023, a decrease of 1.3% year over year
•LTM net revenue per active customer was $538 as of September 30, 2023, a decrease of 1.6% year over year
•Orders per customer, measured as LTM orders divided by active customers, was 1.83 for the third quarter of 2023, compared to 1.82 for the third quarter of 2022
•Orders delivered in the third quarter of 2023 were 9.9 million, an increase of 13.8% year over year
•Repeat customers placed 79.7% of total orders delivered in the third quarter of 2023, compared to 77.8% in the third quarter of 2022
•Repeat customers placed 7.9 million orders in the third quarter of 2023, an increase of 16.2% year over year
•Average order value was $297 in the third quarter of 2023, compared to $325 in the third quarter of 2022
•61.7% of total orders delivered were placed via a mobile device in the third quarter of 2023, compared to 58.6% in the third quarter of 2022

Key Financial Statement and Operating Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in millions, except LTM net revenue per active customer, average order value and per share data)
Key Financial Statement Metrics:
Net revenue	$2,944	$2,840	$8,889	$9,117
Gross profit	$917	$824	$2,723	$2,523
Loss from operations	$(152)	$(372)	$(641)	$(1,054)
Net loss	$(163)	$(283)	$(564)	$(980)
Loss per share:
Basic	$(1.40)	$(2.66)	$(4.99)	$(9.28)
Diluted	$(1.40)	$(2.66)	$(4.99)	$(9.28)
Net cash provided by (used in) operating activities	$121	$(431)	$191	$(772)
Key Operating Metrics:
Active customers (1)	22	23	22	23
LTM net revenue per active customer (2)	$538	$547	$538	$547
Orders delivered (3)	10	9	30	29
Average order value (4)	$297	$325	$297	$313
Non-GAAP Financial Measures:
Adjusted EBITDA	$100	$(124)	$214	$(345)
Free Cash Flow	$42	$(538)	$(64)	$(1,113)
Adjusted Diluted Loss per Share	$(0.13)	$(2.11)	$(1.02)	$(5.99)
(1) The number of active customers represents the total number of individual customers who have purchased at least once directly from our sites during the preceding twelve-month period. The change in active customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the last twelve months. We view the number of active customers as a key indicator of our growth.
(2) LTM net revenue per active customer represents our total net revenue in the last twelve months divided by our total number of active customers for the same preceding twelve-month period. We view LTM net revenue per active customer as a key indicator of our customers’ purchasing patterns, including their initial and repeat purchase behavior.
(3) Orders delivered represent the total orders delivered in any period, inclusive of orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and as such we estimate delivery dates based on historical data. We recognize net revenue when an order is delivered, and therefore orders delivered, together with average order value, is an indicator of the net revenue we expect to recognize in a given period. We view orders delivered as a key indicator of our growth.
(4) We define average order value as total net revenue in a given period divided by the orders delivered in that period. We view average order value as a key indicator of the mix of products on our sites, the mix of offers and promotions and the purchasing behavior of our customers.

Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its third quarter 2023 financial results today at 8 a.m. (ET). Investors and participants should register for the call in advance by visiting https://bit.ly/3ZHcY9j. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast at https://bit.ly/45astrD. An archive of the webcast conference call will be available shortly after the call ends on Wayfair’s Investor website at investor.wayfair.com. Important information may be disseminated initially or exclusively via the Investor website; investors should consult the site to access this information.
About Wayfair
Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.
The Wayfair family of sites includes:
•Wayfair: Everything home — for a space that's all you.
•Joss & Main: The ultimate style edit for home.
•AllModern: All of modern, made simple.
•Birch Lane: A fresh take on the classics.
•Perigold: An undiscovered world of luxury design.
•Wayfair Professional: Just right for Pros.
Wayfair generated $12.0 billion in net revenue for the twelve months ended September 30, 2023 and is headquartered in Boston, Massachusetts with global operations.
Media Relations Contact:
Claire Gorman
PR@wayfair.com
Investor Relations Contact:
James Lamb
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, including our financial outlook, profitability goals, business strategy, plans and objectives of management for future operations, and, the impact of macroeconomic factors, and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. We believe that these risks and uncertainties include, but are not limited to, adverse macroeconomic conditions, including inflation, slower growth or the potential for recession; disruptions in the global supply chain; conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences; our ability to acquire and retain customers in a cost-effective manner; our ability to increase our net revenue per active customer; our ability to build and maintain strong brands; our ability to manage our growth and expansion initiatives; and our ability to expand our business and compete successfully. A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements herein and in our most recent Annual Report on Form 10-K for the year ended December 31, 2022 and in our other filings and reports with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WAYFAIR INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2023	2022

	(in millions, except share and per share data)
Assets:
Current assets
Cash and cash equivalents	$1,281	$1,050
Short-term investments	—	228
Accounts receivable, net	132	272
Inventories	79	90
Prepaid expenses and other current assets	292	293
Total current assets	1,784	1,933
Operating lease right-of-use assets	778	839
Property and equipment, net	751	774
Other non-current assets	47	34
Total assets	$3,360	$3,580
Liabilities and Stockholders' Deficit:
Current liabilities
Accounts payable	$1,173	$1,204
Other current liabilities	823	868
Total current liabilities	1,996	2,072
Long-term debt	3,207	3,137
Operating lease liabilities, net of current	827	893
Other non-current liabilities	38	28
Total liabilities	6,068	6,130
Stockholders’ deficit:
Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at September 30, 2023 and December 31, 2022	—	—
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 90,489,548 and 82,903,862 shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 25,691,295 and 25,691,397 shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	1,142	737
Accumulated deficit	(3,844)	(3,280)
Accumulated other comprehensive loss	(6)	(7)
Total stockholders' deficit	(2,708)	(2,550)
Total liabilities and stockholders' deficit	$3,360	$3,580

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in millions, except per share data)
Net revenue (1)	$2,944	$2,840	$8,889	$9,117
Cost of goods sold (2)	2,027	2,016	6,166	6,594
Gross profit	917	824	2,723	2,523
Operating expenses:
Customer service and merchant fees (2)	136	156	419	469
Advertising	337	353	1,016	1,067
Selling, operations, technology, general and administrative (2)	596	656	1,850	1,970
Impairment and other related net charges	—	—	14	40
Restructuring charges	—	31	65	31
Total operating expenses	1,069	1,196	3,364	3,577
Loss from operations	(152)	(372)	(641)	(1,054)
Interest expense, net	(5)	(5)	(15)	(19)
Other expense, net	(4)	(1)	(2)	—
Gain on debt extinguishment	—	96	100	96
Loss before income taxes	(161)	(282)	(558)	(977)
Provision for income taxes, net	2	1	6	3
Net loss	$(163)	$(283)	$(564)	$(980)
Loss per share:
Basic	$(1.40)	$(2.66)	$(4.99)	$(9.28)
Diluted	$(1.40)	$(2.66)	$(4.99)	$(9.28)
Weighted-average number of shares of common stock outstanding used in computing per share amounts:
Basic	116	106	113	106
Diluted	116	106	113	106
(1) The following tables present net revenue attributable to our reportable segments for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in millions)
U.S. net revenue	$2,572	$2,440	$7,772	$7,778
International net revenue	372	400	1,117	1,339
Total net revenue	$2,944	$2,840	$8,889	$9,117
(2) Includes equity-based compensation and related taxes as follows

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in millions)
Cost of goods sold	$2	$2	$7	$8
Customer service and merchant fees	7	8	23	25
Selling, operations, technology, general and administrative	137	113	434	335
Total equity-based compensation and related taxes	$146	$123	$464	$368

WAYFAIR INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2023	2022

	(in millions)
Cash flows from (for) operating activities:
Net loss	$(564)	$(980)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	312	270
Equity-based compensation expense	447	355
Amortization of discount and issuance costs on convertible notes	6	7
Impairment and other related net charges	14	40
Gain on debt extinguishment	(100)	(96)
Other non-cash adjustments	—	20
Changes in operating assets and liabilities:
Accounts receivable, net	140	(113)
Inventories	11	(35)
Prepaid expenses and other current assets	17	39
Other assets	2	—
Accounts payable and other current liabilities	(106)	(294)
Other liabilities	12	15
Net cash provided by (used in) operating activities	191	(772)

Cash flows for investing activities:
Purchase of short- and long-term investments	(4)	(420)
Sale and maturities of short- and long-term investments	229	550
Purchase of property and equipment	(101)	(136)
Site and software development costs	(154)	(205)
Net cash used in investing activities	(30)	(211)

Cash flows from financing activities:
Repurchase of common stock	—	(75)
Proceeds from issuance of convertible notes, net of issuance costs	678	678
Premiums paid for capped call confirmations	(87)	(80)
Payment of principal upon maturity of convertible debt	—	(3)
Payments to extinguish convertible debt	(514)	(504)
Net cash provided by financing activities	77	16
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	(8)
Net increase (decrease) in cash, cash equivalents and restricted cash	241	(975)

Cash, cash equivalents and restricted cash
Beginning of period	$1,050	$1,706
End of period	$1,291	$731

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Diluted Earnings or Loss per Share and Net Revenue Constant Currency Growth. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
We calculate Adjusted EBITDA as net income or loss before depreciation and amortization, equity-based compensation and related taxes, interest income or expense, net, other income or expense, net, provision or benefit for income taxes, net, non-recurring items and other items not indicative of our ongoing operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net Revenue. We disclose Adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. For instance, we exclude the impact of equity-based compensation and related taxes as we do not consider this item to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation and related taxes will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We calculate Free Cash Flow as net cash provided by or used in operating activities less net cash used to purchase property and equipment and site and software development costs (collectively, “Capital Expenditures”). We disclose Free Cash Flow because it is an important indicator of our business performance as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
We calculate Adjusted Diluted Earnings or Loss per Share as net income or loss plus equity-based compensation and related taxes, provision or benefit for income taxes, net, non-recurring items, other items not indicative of our ongoing operating performance, and, if dilutive, interest expense associated with convertible debt instruments under the if-converted method divided by the weighted-average number of shares of common stock used in the computation of diluted earnings or loss per share. Accordingly, we believe that these adjustments to our adjusted diluted net income or loss before calculating per share amounts for all periods presented provide a more meaningful comparison between our operating results from period to period.
We calculate Net Revenue Constant Currency Growth by translating the current period local currency net revenue by the currency exchange rates used to translate the financial statements in the comparable prior-year period. We disclose Net Revenue Constant Currency Growth because it is an important indicator of our operating results. Accordingly, we believe that Net Revenue Constant Currency Growth provides useful information to investors and others in understanding and evaluating trends in our operating results in the same manner as our management.
We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
The non-GAAP financial measures have limitations as analytical tools. We do not, nor do we suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies, including other companies in our industry.

The following table reflects the reconciliation of net income or loss to Adjusted EBITDA for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in millions)
Reconciliation of Adjusted EBITDA:
Net loss	$(163)	$(283)	$(564)	$(980)
Depreciation and amortization	106	94	312	270
Equity-based compensation and related taxes	146	123	464	368
Interest expense, net	5	5	15	19
Other expense, net	4	1	2	—
Provision for income taxes, net	2	1	6	3
Other:
Impairment and other related net charges (1)	—	—	14	40
Restructuring charges (2)	—	31	65	31
Gain on debt extinguishment (3)	—	(96)	(100)	(96)
Adjusted EBITDA	$100	$(124)	$214	$(345)

(1)
During the nine months ended September 30, 2023, we recorded charges of $14 million, inclusive of $5 million related to consolidation of certain customer service centers and $9 million related to construction in progress assets at identified U.S. locations. During the nine months ended September 30, 2022, we recorded $40 million of lease impairment and other charges related to changes in market conditions around future sublease income for one office location in the U.S.

(2)
During the nine months ended September 30, 2023, we incurred $65 million of charges consisting primarily of one-time employee severance and benefit costs associated with the January 2023 workforce reductions. During the three and nine months ended September 30, 2022, we incurred $31 million of charges consisting primarily of one-time employee severance and benefit costs associated with the August 2022 workforce reductions.

(3)
During the nine months ended September 30, 2023, we recorded a $100 million gain on debt extinguishment upon repurchase of $83 million in aggregate principal amount of our 2024 Notes and $535 million in aggregate principal amount of our 2025 Notes. During the three and nine months ended September 30, 2022, we recorded a $96 million gain on debt extinguishment upon repurchase of $375 aggregate principal amount of the 2024 Notes and $229 million in aggregate principal amount of the 2025 Notes.

The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net income or loss to Adjusted EBITDA is presented in the preceding table:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in millions)
Segment Adjusted EBITDA:
U.S.	$123	$(51)	$313	$(109)
International	(23)	(73)	(99)	(236)
Adjusted EBITDA	$100	$(124)	$214	$(345)
The following table presents a reconciliation of net cash provided by or used in operating activities to Free Cash Flow for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in millions)
Net cash provided by (used in) operating activities	$121	$(431)	$191	$(772)
Purchase of property and equipment	(30)	(43)	(101)	(136)
Site and software development costs	(49)	(64)	(154)	(205)
Free Cash Flow	$42	$(538)	$(64)	$(1,113)

A reconciliation of the numerator and denominator for diluted earnings or loss per share, the most directly comparable GAAP financial measure, to the numerator and denominator for Adjusted Diluted Earnings or Loss per Share, in order to calculate Adjusted Diluted Earnings or Loss per Share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(in millions, except per share data)
Numerator:
Numerator for basic and diluted loss per share - net loss	$(163)	$(283)	$(564)	$(980)
Adjustments to net loss
Equity-based compensation and related taxes	146	123	464	368
Provision for income taxes, net	2	1	6	3
Other:
Impairment and other related net charges	—	—	14	40
Restructuring charges	—	31	65	31
Gain on debt extinguishment	—	(96)	(100)	(96)
Numerator for Adjusted Diluted Loss per Share - Adjusted net loss	$(15)	$(224)	$(115)	$(634)

Denominator:
Denominator for basic and diluted loss per share - weighted-average number of shares of common stock outstanding	116	106	113	106
Denominator for Adjusted Diluted Loss per Share - Adjusted weighted-average number of shares of common stock outstanding after the effect of dilutive securities	116	106	113	106
Diluted Loss per Share	$(1.40)	$(2.66)	$(4.99)	$(9.28)
Adjusted Diluted Loss per Share	$(0.13)	$(2.11)	$(1.02)	$(5.99)